UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 13, 2015

NATURAL RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-55062	46-3570919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Playfair Road, #03-06 LHK2
Building

Singapore 367996

 (Address of principal executive offices, including zip code)

+65-62875955
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2015, Natural Resources Corporation, a Delaware corporation (the “Company”) entered into a Sale and Purchase Agreement (“Agreement”) with Karim Takieddine for the purchase by the Company of all of the outstanding capital stock of Gourmet Foods Australia Pty Ltd, an Australian corporation (“GFA”) for US$1 million. The agreement is scheduled to close within 5 business days of the satisfaction of all conditions precedent, but not later than December 31, 2015. GFA is presently a distributor of NRC's milk products. GFA will continue to operate as a wholly-owned subsidiary of the Company and the Company expects that Mr. Takieddine and another employee will continue their employment with GFA after the transaction is completed.

The foregoing description of the Agreement does not purport to be complete and the Agreement will be filed as an exhibit to the Company’s quarterly Report on Form 10-Q for the period ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resources Corporation

Date: October 16, 2015	/s/ Elsa Holzgraf Esculier
Elsa Holzgraf Esculier Chief Executive Officer and Chief Financial Officer